Exhibit 5.1

May 9, 2023

Board of Directors

Plymouth Industrial REIT, Inc.

20 Custom House Street, 11th Floor

Boston, Massachusetts 02110

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Plymouth Industrial REIT, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of up to $200,000,000 aggregate offering price in shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), covered by the Company’s Registration Statement on Form S-3 (File No. 333-226438) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are to be issued from time to time pursuant to the Prospectus Supplement under the Registration Statement, dated May 9, 2023 (the “Prospectus Supplement”) in one or more transactions as described in the Prospectus Supplement (the “Offerings”).

As counsel for the Company, we have examined the Registration Statement, the Prospectus Supplement and resolutions adopted by the Board of Directors of the Company (the “Board Action”) authorizing, among other things, the registration, issuance and sale of the Shares and the delegation to certain officers of the Company (the “Authorized Officers”) of the power to determine, subject to certain conditions, the number of Shares and the offering price of the Shares to be sold in each Offer. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents, certificates and records as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed, including, without limitation, certificates from the State of Maryland. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all-natural persons. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.        The Company is a corporation duly incorporated and existing under and virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

2.       The issuance of the Shares has been duly authorized and, when and if issued a delivered against payment therefore in accordance with the Registration Statement, the Prospectus Supplement, the Board Action and any instructions from the Authorized Officers, the Shares will be validly issued, fully paid and nonassessable.

May 9, 2023 Page 2

This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Maryland General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

The opinions expressed in this opinion letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated herein. The opinions set forth herein are based on the facts in existence and laws in effect on the date hereof, and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

This opinion letter is being furnished to you for submission to the SEC as an exhibit to the Company’s Current Report on Form 8-K (the “Current Report”), which is incorporated by reference into the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Current Report and the incorporation thereof by reference into the Registration Statement and to the use of our firm name therein and in the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP

Winston & Strawn LLP